UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2015

Landmark Apartment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 E. Frontage Road, Suite 150 Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 281-2907

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 29, 2015, the Board of Directors, upon the recommendation of the Company’s Nomination and Corporate Governance Committee, appointed Mr. Stanley J. Olander, Jr. as President of the Company. Mr. Olander currently serves as the Company’s Chief Executive Officer, Chief Financial Officer and interim Chief Accounting Officer. There are no changes to the terms of Mr. Olander’s employment agreement at this time.

Item 8.01. Other Events.

On January 29, 2015, the Board of Directors, upon the recommendation of the Company’s Nomination and Corporate Governance Committee, appointed Mr. Edward M. Kobel, a current member of the Company’s Board of Directors, to serve as Chairman of the Board of Directors to fill the vacancy left by the resignation of Mr. Joseph G. Lubeck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2015	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski

	Name:	Anthony E. Szydlowski
	Title:	EVP, General Counsel & Secretary